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                                                                EXHIBIT 23.2


                       Consent of Independent Accountants

The Board of Directors
Star Mountain, Inc.:

We consent to the reference to our firm under the heading "Experts" and to the use of our report, dated February 16, 1996, on the financial statements of Star Mountain, Inc. for the year ended December 31, 1995, in the Registration Statement on Form S-4 and the related Prospectus of Provant, Inc. for the registration of its Common Stock.

                                        Friedman & Fuller, P.C.

                                        /s/ Friedman & Fuller, P.C.

Rockville, Maryland
September 30, 1998